UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2007

ACA CAPITAL HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33111	75-3170112
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

140 Broadway

New York, New York

10005

(Address of principal executive offices)

(212) 375-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 2.02.                                      Results of Operations and Financial Condition.

On February 14, 2007, ACA Capital Holdings, Inc. (the “Company”) issued a press release announcing information regarding its results of operations and financial condition for the fourth quarter and year ended December 31, 2006, a copy of which is attached as Exhibit 99.1.  The February 14, 2007 press release also announced that the Company was posting to its website its Quarterly Operating Supplement on that same date.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

To supplement consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of net economic income, base economic income and adjusted book value, which are adjusted from results based on GAAP. These non-GAAP adjustments are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Further, these non-GAAP results are indicators management and the Board of Directors use in managing the business and assessing its growth and profitability from a strategic and financial planning perspective. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Item 9.01.              Financial Statements and Exhibits.

99.1                           Press release issued by ACA Capital Holdings, Inc. pertaining to its results of operations and financial condition for the fourth quarter and year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACA CAPITAL HOLDINGS, INC.

Dated: February 14, 2007	By:	/s/ Nora J. Dahlman
	Name:	Nora J. Dahlman
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Title
99.1	Press release issued by ACA Capital Holdings, Inc. pertaining to its results of operations and financial condition for the fourth quarter and year ended December 31, 2006.